UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________________________________

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PHREESIA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Phreesia, Inc.
432 Park Avenue South, 12th Floor
New York, New York 10016
May 27, 2020
NOTICE OF FISCAL 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 8, 2020
Dear Phreesia Stockholder:
We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Phreesia, Inc. (“Phreesia”) to be held on July 8, 2020 at 9:00 a.m. Eastern Time, virtually, via a live audio webcast on the Internet at www.virtualshareholdermeeting.com/PHR2020. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PHR2020, where you will be able to vote electronically and submit questions. You will not be able to attend the Annual Meeting in person. You will need the 16-digit control number on your proxy card to attend the Annual Meeting.
We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.To elect three Class I directors to serve until the fiscal 2023 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;
2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021; and
3.To transact any other business that properly comes before the Annual Meeting (including any adjournments, continuations and postponements thereof).
Our board of directors recommends that you vote “FOR” the director nominees named in Proposal One and “FOR” the ratification of the appointment of KPMG LLP as our independent public accounting firm as described in Proposal Two.
We have elected to provide access to our Annual Meeting materials, which include the proxy statement for our Annual Meeting (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies.
On or about May 27, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 (the “2020 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2020 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on the Notice, on your proxy card or in the instructions that accompanied your proxy materials.
Only stockholders of record at the close of business on May 11, 2020 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting online, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system. If you attend the Annual Meeting online, you may vote during the meeting even if you have previously returned a proxy.
Thank you for your ongoing support of and continued interest in Phreesia.
Sincerely,
Chaim Indig
Chief Executive Officer

Phreesia, Inc.
432 Park Avenue South, 12th Floor
New York, New York 10016
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 8, 2020
PROCEDURAL MATTERS
Our board of directors (the “Board”) solicits your proxy on our behalf for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our Annual Meeting (this “Proxy Statement”) and the accompanying notice of Annual Meeting. The Annual Meeting will be held on July 8, 2020 at 9:00 a.m. Eastern Time, virtually, via a live audio webcast on the Internet at www.virtualshareholdermeeting.com/PHR2020. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/PHR2020, where you will be able to vote electronically and submit questions. You will not be able to attend the Annual Meeting in person. You will need the 16-digit control number on your proxy card to attend the Annual Meeting.

On or about May 27, 2020, we mailed our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2020 Annual Report on Form 10-K for the fiscal year ended January 31, 2020 (“2020 Annual Report”). If you held shares of our common stock on May 11, 2020 you are invited to attend the meeting at www.virtualshareholdermeeting.com/PHR2020 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, the terms “Phreesia,” “the Company,” “we,” “us” and “our” refer to Phreesia, Inc. The mailing address of our principal executive offices is Phreesia, Inc., 432 Park Avenue South, 12th Floor, New York, New York 10016.

What matters are being voted on at the Annual Meeting?
You will be voting on:
•The election of three Class I directors to serve until the fiscal 2023 annual meeting of stockholders or until their successors are duly elected and qualified;
•A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021; and
•Any other business as may properly come before the Annual Meeting.

How does the Board recommend I vote on these proposals?
Our Board recommends a vote:
•“FOR” the election of Chaim Indig, Michael Weintraub and Edward Cahill as Class I directors; and
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021.

Who is entitled to vote?
Holders of our common stock as of the close of business on May 11, 2020, the record date for the Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 37,641,726 shares of our common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in "street name," and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

What do I need to be able to attend the Annual Meeting online?	We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PHR2020. The webcast will start at 8:45 a.m. Eastern Time on July 8, 2020. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice or proxy card (if you received a printed copy of the proxy materials). Instructions on how to participate in the Annual Meeting are also posted online at [www.proxyvote.com].
How many votes are needed for approval of each proposal?
Proposal One: The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” such nominees are elected as directors.

Proposal Two: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021 requires the affirmative vote of a majority of the votes properly cast.

What is the quorum requirement?	A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?
If you are a stockholder of record, there are four ways to vote:

(1) By Internet (Before the Annual Meeting): You may vote over the Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 7, 2020. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials);

(2) By Telephone: You may vote by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on July 7, 2020. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials);

(3) By Mail: If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it promptly in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

(4) By Internet (During the Annual Meeting): You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/PHR2020. You will need the 16-digit control number included on your Notice or proxy card (if you received a printed copy of the proxy materials). If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the Annual Meeting.

If you are a street name stockholder, please follow the instructions from your broker, bank or other nominee to vote by Internet, telephone or mail. Street name stockholders may not vote via the Internet at the Annual Meeting unless they receive a legal proxy from their respective brokers, banks or other nominees.

Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•notifying our Corporate Secretary, in writing, at Phreesia, Inc., 432 Park Avenue South, 12th Floor, New York, New York 10016 before the vote is counted;

•voting again using the telephone or Internet before 11:59 p.m. Eastern Time on July 7, 2020 (your latest telephone or Internet proxy is the one that will be counted); or

•attending the Annual Meeting online and voting virtually during the meeting. Simply logging into the Annual Meeting online will not, by itself, revoke your proxy.

If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank or nominee.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Charles Kallenbach and Randy Rasmussen have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is the effect of abstentions and broker non-votes?
Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have no effect on the ratification and appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021. Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021. Absent direction from you, your broker will not have discretion to vote on Proposal One (election of directors), which is a “non-routine” matter.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our 2020 Annual Report, primarily via the Internet. On May 27, 2020, we mailed to our stockholders a Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting and how to request printed copies of the proxy materials and 2020 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

How are proxies solicited for the Annual Meeting?
Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which is permitted by SEC rules. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at legal@phreesia.com or:

Phreesia, Inc.
Attention: Investor Relations and Legal Department
432 Park Avenue South, 12th Floor,
New York, New York 10016

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than January 27, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Phreesia, Inc.
Attention: Investor Relations and Legal Department
432 Park Avenue South, 12th Floor
New York, New York 10016

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2021 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•not earlier than the close of business on March 10, 2021; and

•not later than the close of business on April 9, 2021.

In the event that we hold the 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Corporate Secretary at 432 Park Avenue South, 12th Floor, New York, NY 10016. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

What does being an “emerging growth company” mean?
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These provisions include:

•an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

•reduced disclosure about our executive compensation arrangements;

•extended transition periods for complying with new or revised accounting standards; and

•exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangement.

We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. This may make comparison of our financial statements with the financial statements of another public company that is not an emerging growth company, or an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

Why is this Annual Meeting being held virtually?	The Annual Meeting will be held entirely online this year. We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and our company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation because stockholders can participate from any location around the world.

You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PHR2020. You will also be able to vote your shares electronically prior to or during the Annual Meeting.
Who pays for the cost of this proxy solicitation?	We pay the entire cost of preparing and distributing these proxy materials. In addition, we may reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Number of Directors; Board Structure
Our Board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2021 annual meeting and the term of the Class III directors expires at the 2022 annual meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.
Nominees
Our Board has nominated Chaim Indig, Michael Weintraub and Edward Cahill for re-election as Class I directors to hold office until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current Class I director and member of our Board and has consented to serve if elected.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our Board. Our Board may fill such vacancy at a later date or reduce the size of our Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock be present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.
Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.
The biographies of each of the nominees and continuing directors above contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused our Board to determine that the person should serve as a director of the company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors' experience in relevant areas of business management and on other boards of directors and Board committees.
Directors
The following table sets forth information regarding our directors, including their ages, as of May 27, 2020:

	Class	Age	Position(s)	Current Term Expires	Expiration of Term For Which Nominated
Employee Director:
Chaim Indig	I	41	Chief Executive Officer, Director	2020	2023
Non-Employee Directors:
Michael Weintraub(2)(3)	I	61	Chairman, Director	2020	2023
Edward Cahill(2)	I	67	Director	2020	2023
Scott Perricelli(1)(2)	II	48	Director	2021	N/A
Cheryl Pegus, M.D., M.P.H.(3)	II	56	Director	2021	N/A
Mark Smith, M.D.(1)(3)	III	68	Director	2022	N/A
Gillian Munson(1)	III	49	Director	2022	N/A
_______________________
(1) Member of the audit committee.
(2) Member of the compensation committee.
(3) Member of the nominating and corporate governance committee.
Information Concerning Director Nominees
Chaim Indig has served as our Chief Executive Officer and as a member of our Board since inception in January 2005. Prior to co-founding Phreesia, Mr. Indig led the successful introduction of the analytics software company, Spotfire, Inc., into the pharmaceutical marketing space. Mr. Indig was a finalist for Ernst & Young’s “Entrepreneur of the Year” Award in 2011 and was featured in the Stanford Social Innovation Review as a healthcare innovator. We believe that Mr. Indig’s extensive knowledge and experience in all aspects of our business and his extensive experience in the healthcare technology industry make him qualified to serve on our Board.
Michael Weintraub has served as Founding Chairman and as a member of our Board since January 2005. Mr. Weintraub serves as Co-Founder and Managing Partner of Ardan Equity Partners, LLC, a healthcare enterprise software private equity firm, since April 2019. Previously, Mr. Weintraub served as Managing Partner of Optum Venture Management LLC, a company focused on digital health innovation, from 2017 to 2018. Mr. Weintraub was Co-Founder and Chief Executive Officer of Humedica, Inc., a population health management and big data company, from 2008 until 2013. After Humedica, Inc. was acquired by UnitedHealth Group, or UHG, in 2013, Mr. Weintraub served as President and Chief Executive Officer of Optum Analytics, UHG, from 2013 until 2017. Prior to launching Humedica, Inc., Mr. Weintraub served as Senior Managing Director at Leerink Partners LLC, a healthcare investment bank. Mr. Weintraub also served as Chief Executive Officer of PharMetrics, Inc. from 2001 until 2005, a healthcare informatics company, which was acquired by IMS Health, Inc., now IQVIA Holdings Inc., in 2005. Mr. Weintraub currently serves as chairman of the board of directors of BroadReach Healthcare, LLC, a global healthcare company, Holmusk Ltd, and Corrona, LLC as a member of the board of directors of Oncology Analytics, Newfire, LLC, and The College Diabetes Network, and as an advisory board member of the Innovation and Digital Health Accelerator at Boston Children’s Hospital. Mr. Weintraub also focuses on healthcare innovation as an Entrepreneur in Residence at Harvard Business School. Mr. Weintraub received his bachelor’s degree in Economics from Brandeis University in Boston, Massachusetts and an M.B.A. from Harvard Business School in Boston, Massachusetts. We believe that Mr. Weintraub’s experience as an executive in the healthcare industry, as a director for a number of healthcare and data analytics companies, and his knowledge of the healthcare technology industry make him qualified to serve on our Board.
Edward Cahill has served as a member of our Board since October 2007. Mr. Cahill serves as Managing Partner at HLM Venture Partners, which invests in emerging healthcare, business services, and technology companies, a position he has held since May 2000. From June 1995 until May 2000, Mr. Cahill was a Founding Partner of Cahill, Warnock & Company (now Camden Partners Holding, LLC), a Baltimore private equity firm. Prior to that, Mr. Cahill was a Managing Director of Alex. Brown & Sons, Inc., where he headed the firm’s Healthcare Group from 1986 through 1995. Mr. Cahill serves as a member of the board of directors of Tandem Diabetes Care, Inc., Carevive Systems, Inc., Binary Fountain Inc. and Persivia Inc., and serves as emeritus trustee of Johns Hopkins Medicine, Johns Hopkins Health System, and trustee at Mercy Health Services. Mr. Cahill previously served as a member of the board of directors of many public and privately held companies including but not limited to Covetrus, Inc., Masimo Corp., Centene Corp., and TyRx, Inc. Mr. Cahill holds a B.A. from Williams College in Williamstown, Massachusetts, and a Master of Public and Private Management degree from Yale University in New Haven, Connecticut. We believe that Mr. Cahill’s experience in serving on the board of directors of numerous public and private companies and his investment experience with healthcare companies make him qualified to serve on our Board.
Information Concerning Continuing Directors
Scott Perricelli has served as a member of our Board since October 2014. Mr. Perricelli has over 20 years of investment banking and private equity experience. He currently serves as Partner of LLR Partners Inc., a position he has held since 2008. He has been employed by LLR Partners Inc. since 2001. Prior to joining LLR Partners Inc., Mr. Perricelli was a Principal at Draper Triangle Ventures LP from 2000 to 2001, an associate at Advanta Partners, L.P. from 1997 to 1999 and worked at William Blair & Company, L.L.C. and J.P. Morgan Chase & Co. from 1994 to 1997. Mr. Perricelli currently serves as member of the board of directors of Benefitexpress LLC, Eye Health America, Kemberton Healthcare Services LLC, Physicians Immediate Care LLC and Schweiger Dermatology Group, PLLC. Mr. Perricelli also serves on the Children’s Hospital of Philadelphia Foundation Board of Overseers and the Bucknell University Board of Trustees. Mr. Perricelli received his B.S. Degree in Accounting from Bucknell University in Lewisburg, Pennsylvania and an M.B.A. in Finance and Entrepreneurship from the Kellogg School of Management at Northwestern University in Evanston, Illinois. We believe that Mr. Perricelli’s experience advising and investing in numerous growth businesses make him qualified to serve on our Board.
Cheryl Pegus, M.D., M.P.H. has served as a member of our Board since May 2019. Dr. Pegus currently serves as Chief Medical Officer and Senior Vice President of Health Care Services for Cambia Health Solutions, Inc., a position she has held since 2018. Previously, Dr. Pegus was President of Caluent LLC, a health care data analytics company, from 2013 to 2018 and a Clinical Professor of Medicine and Population Health at NYU Langone Medical Center from 2014 to 2017. Prior to that, Dr. Pegus served as the first Chief Medical Officer of Walgreen Co.’s health care services, product launches and data analytics unit, from 2010 to 2013. Dr. Pegus currently serves as Chair of the Board of the Association of Black Cardiologists and as a board member of Tactile Systems Technology, Inc. and US Acute Care Solutions, LLC. Dr. Pegus earned her B.A. degree from Brandeis University in Waltham, Massachusetts, her M.D. from Weill Cornell Medical College in New York, New York and her Master’s in public health from Columbia University Mailman School of Public Health in New York, New York. We believe Dr. Pegus’ experience as a physician and her background in the healthcare industry make her qualified to serve on our Board.
Mark Smith, M.D., MBA. has served as a member of our board of directors since October 2018. Dr. Smith is currently Professor of Clinical Medicine at the University of California at San Francisco. From 2015 to 2019 he served as co-chair of the Guiding Committee of the Health Care Payment Learning and Action Network. Previously, Dr. Smith was the founding President and former Chief Executive Officer of the California Healthcare Foundation, Inc., a philanthropic organization focused on improving the health of individuals, from 1996 to 2013. Dr. Smith serves as a member of the board of directors of Teladoc Health, Inc., the Commonwealth Fund, the Institute for Healthcare Improvement, Prealize, and Concerto Healthcare, Inc. Dr. Smith earned his B.A. degree in Afro-American Studies from Harvard College in Cambridge, Massachusetts, his M.D. from University of North Carolina in Chapel Hill, North Carolina, and his M.B.A. in Healthcare Administration from the University of Pennsylvania in Philadelphia, Pennsylvania. We believe that Dr. Smith’s experience as a physician and his background in health policy and the healthcare industry make him qualified to serve on our Board.
Gillian Munson has served as a member of our Board since May 2019. Ms. Munson currently serves as a Partner at Union Square Ventures and is responsible for firm operations as well as investments. Previously, she served as Chief Financial Officer, Treasurer and Secretary of XO Group Inc., the parent company of The Knot Inc., from 2013 until 2019. Prior to that, Ms. Munson served as Managing Director at Allen & Company LLC, where she led principal investing and outreach activities with early stage technology companies. Ms. Munson also held previous roles of Vice President, Business Development at Symbol Technologies, LLC, Executive Director and Senior Equity Analyst at Morgan Stanley and Equity Research Associate at Hambrecht & Quist. She currently serves on the board of directors of Sweet Briar College, Duolingo, Inc., and The St. Regis Foundation, and previously served on the board of directors of Monster Worldwide, Inc. Ms. Munson earned her B.A. in Political Science and Economics from The Colorado College in Colorado Springs, Colorado. We believe that Ms. Munson’s public company leadership position as an officer and as a board member, as well as her investment and equity research experience in the technology industry, make her qualified to serve on our Board.

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which is elected by our stockholders. Our Board currently consists of seven directors, all of whom, other than Mr. Indig, qualify as “independent” under the listing standards of the New York Stock Exchange.
Director Independence
Our common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company's board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the New York Stock Exchange.
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mr. Weintraub, Mr. Cahill, Mr. Perricelli, Dr. Pegus, Dr. Smith and Ms. Munson do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the listing standards of the New York Stock Exchange. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
The positions of Chief Executive Officer and Chairman of our Board are separated. Michael Weintraub serves as the Chairman of our Board, presides over meetings of our Board and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. Our Board believes that separating these roles is appropriate as it allows us to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Our Board believes that separating these positions allows our Chief Executive Officer to focus on setting the overall strategic direction of the company, expanding the organization to deliver on our strategy and overseeing our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing strategic advice to and independent oversight of management.
Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Although our amended and restated bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Board’s Role in Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and evaluates our Board and committees' composition. Our compensation committee reviews and discusses the risks arising from our compensation philosophy and practices applicable to all employees that are reasonably likely to have a materially adverse effect on us.

Risks Related to Compensation Policies and Practices
When determining our compensation policies and practices, the Board considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us for the following reasons: we offer an appropriate balance of short and long-term incentives and fixed and variable amounts; our variable compensation provides enhanced incentives for executives to outperform and strong disincentives for executives to underperform against our Company goals and is based on a balanced mix of Company performance criteria; and the Board and Compensation Committee have the authority to adjust variable compensation as appropriate.
Anti-Hedging and Anti-Pledging Policies
Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in company securities. Our insider trading policy prohibits all directors, executive officers and their most senior direct reports, and all employees in the Company’s finance and legal departments, from engaging in derivative securities transactions, including hedging, with respect to company securities and from pledging company securities as collateral, or holding company securities in a margin account.
Board Meetings and Committees
Our Board may establish the authorized number of directors from time to time by resolution. Our Board currently consists of seven members.
During our fiscal year ended January 31, 2020, our Board held eight meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served. Under our Corporate Governance Guidelines, directors are expected to spend the time needed and meet as frequently as our Board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of our Board and all meetings of the committees on which they serve.
Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until as otherwise determined by our Board.
Audit Committee
Our audit committee consists of Ms. Munson, Mr. Perricelli and Dr. Smith, with Ms. Munson serving as Chairperson. Each member of our audit committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our audit committee also meets the financial literacy and sophistication requirements of the listing standards of the New York Stock Exchange. In addition, our board has determined that Ms. Munson is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our audit committee’s responsibilities include, among other things:
1.Appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
2.pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
3.reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
4.reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
5.coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

6.establishing policies and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;
7.recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included on our Annual Report on Form 10-K;
8.monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
9.preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
10.reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
11.reviewing quarterly earnings releases of information to be disclosed and the types of presentation to be made.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our audit committee is available on our website at https://ir.phreesia.com/about-us/governance-documents/default.aspx.
Our audit committee held five meetings during fiscal year ended January 31, 2020.
Compensation Committee
Our compensation committee consists of Messrs. Weintraub, Cahill and Perricelli, with Mr. Weintraub serving as Chairperson. Each member of our compensation committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee’s responsibilities include, among other things:
1.annually reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
2.evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives, and, based on such evaluation: (i) determining cash compensation of our Chief Executive Officer and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;
3.reviewing and determining (i) the cash compensation of our other executive officers and (ii) grants and awards to our other executive officers under equity-based plans;
4.reviewing and establishing our overall management compensation philosophy and policy;
5.overseeing and administering our compensation and similar plans, including reviewing and approving grants and awards to our employees and service providers under equity-based plans;
6.evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable NYSE rules;
7.reviewing and approving our policies and procedures for the grant of equity-based awards;
8.reviewing and recommending to the board of directors the compensation of our directors;
9.preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and
10.reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. Pursuant to its charter, the compensation committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members to carry out its responsibilities. A copy of the charter of our compensation committee is available on our website at https://ir.phreesia.com/about-us/governance-documents/default.aspx.
Our compensation committee held eight meetings during fiscal year ended January 31, 2020.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Drs. Smith and Pegus and Mr. Weintraub, with Dr. Smith serving as Chairperson. Each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our nominating and corporate governance committee’s responsibilities include, among other things:
1.recommending to the Board criteria for Board and committee membership;
2.establishing procedures for identifying and evaluating Board and director candidates, including nominees recommended by stockholders;
3.identifying individuals qualified to become members of the Board;
4.recommending to the Board the persons to be nominated as directors and to each of the Board’s committees;
5.developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines and periodically reviewing and reassessing the adequacy of the code of conduct and business ethics and the corporate governance guidelines; and
6.overseeing the evaluation of our Board and management.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our nominating and corporate governance committee is available on our website at https://ir.phreesia.com/about-us/governance-documents/default.aspx.
Our nominating and corporate governance committee was constituted in July 2019, and held two meetings during fiscal year ended January 31, 2020.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended January 31, 2020, Messrs. Weintraub, Cahill and Perricelli all served as members of our compensation committee. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the Board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or compensation committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.
Identifying and Evaluating Director Nominees
The Board has delegated to the nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to the Board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in these corporate governance guidelines and the committee’s charter. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of director’s approval as director nominees for election to the Board.
Minimum Qualifications
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, ethics, integrity, judgment, diversity of experience, independence, skills, education, expertise, business acumen, length of service, understanding of our business and industry, potential conflicts of interest and other commitments.
Nominees must also have proven achievement and competence in their field, the ability to offer advice and guidance to our management team, the ability to make significant contributions to our success and an understanding of the fiduciary responsibilities that are required of a director. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board and committee responsibilities. Members of our Board are expected to prepare for, attend and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that our Board should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board the director nominees for selection.
Stockholder Recommendations and Nominations to the Board
The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, must follow the following procedures:
The nominating and corporate governance committee must receive any such recommendation for nomination not earlier than the close of business on the 120th day prior to the date on which our proxy statement was release to stockholders in connection with the previous year’s annual meeting.
All recommendations for director candidates must be submitted in writing to our Secretary at 432 Park Avenue South, 12th Floor, New York, New York 10016, and must include the following:
•Name and address of the stockholder making the recommendation;
•A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership;
•Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the precedent five full years of the individual recommend for consideration as a director nominee;
•A description of the qualifications and background of the proposed director nominee which addresses the minimum qualifications, actual or potential conflicts of interest, and other criteria for board membership approved by the board of directors from time to time and set forth in the policies and procedures for director candidates adopted by our nominating and corporate governance committee;
•A description of all arrangements or understandings between the stockholder and the proposed director nominee;
•The consent of the proposed director nominee (i) to be named in the proxy statement for the annual meeting and (ii) to serve as a director if elected t such annual meeting; and
•Any other information regarding the proposed director nominee that is required to be included in the proxy statement.
Stockholder Communications
The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication. For a stockholder communication directed to the Board as a whole, stockholders may send such communication to the Chairperson of our Board via U.S. Mail or Expedited Delivery Service to: Phreesia, Inc., 432 Park Ave. South, 12th Floor, New York, New York 10016, Attn: Chair of the Board of Directors.
For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Phreesia, Inc., 432 Park Ave. South, 12th Floor, New York, New York 10016, Attn: General Counsel and Chief Financial Officer.

We will forward by U.S. Mail any such stockholder communication to each director, and the Chairperson of the Board in his or her capacity as a representative of the Board, to whom such securityholder communication is addressed to the address specified by each such director and the Chairperson of the Board.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. A copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is available on our Internet website at https://ir.phreesia.com/about-us/governance-documents/default.aspx and may also be obtained without charge by contacting our Corporate Secretary at Phreesia, Inc., 432 Park Ave. South, 12th Floor, New York, New York 10016. We intend to disclose any amendments to our Code of Business Conduct and Ethics, or waivers of its requirements, on our website or in filings under the Exchange Act, as required by the applicable rules and exchange requirements. During fiscal year ended January 31, 2020, no waivers were granted from any provision of the Code of Business Conduct and Ethics.
Non-Employee Director Compensation
Prior to July 2019, we did not have a formal policy to compensate our non-employee directors, though certain directors had individual compensatory agreements with us as described further below. In July 2019 in connection with our initial public offering and upon the recommendation of our compensation committee, we implemented a formal policy pursuant to which our non-employee directors are eligible to receive the following cash retainers and equity awards in lieu of any individual compensatory arrangements:

Annual Retainer for Board Membership
Annual service on the board of directors	$30,000
Annual service as non-executive chairperson	$25,000
Additional Annual Retainer for Committee Membership
Annual service as chair of the audit committee	$22,500
Annual service as member of the audit committee (other than chair)	$7,500
Annual service as chair of the compensation committee	$12,500
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as chair of the nominating and corporate governance committee	$10,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$5,000
The non-executive chairperson is also eligible to receive an additional $125,000 in cash fees depending upon his or her contributions.
Our policy provides that each non-employee director elected or appointed to our board of directors, upon initial election or appointment to our board of directors, will be granted restricted stock units, or RSUs, having a “Value” equal to the sum of (i) $150,000 plus (ii) $150,000 (which shall be pro-rated based on the estimated number of calendar days to be served from the date the non-employee director joins the board of directors through the anticipated date of the next annual meeting of stockholders), or the Initial Grant. In addition, on the date of each of our annual meeting of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of RSUs having a “Value” of $150,000, or the Annual Grant. The Initial Grant will vest in four equal annual installments on each anniversary date on which the non-employee director was appointed to our board for directors, subject to the continued service of such director on our board of directors through each applicable vesting date. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to the continued service of each director to our board of directors through the applicable vesting date. For purposes of the policy, “Value” shall be calculated by dividing the average closing market price on The New York Stock Exchange (NYSE) of one share of the Company’s common stock over the trailing 30-day period ending on the last day of the month immediately prior to the month of the grant date, and (B) the aggregate number of shares pursuant to such award. In addition, all such awards are subject to full accelerated vesting upon the sale event of our company (as defined in the policy).
Employee directors will receive no additional compensation for their service as a director.

We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.
Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors for the fiscal year ended January 31, 2020. Directors who also serve as employees receive no additional compensation for their service as directors. During the fiscal year ended January 31, 2020, Chaim Indig, our Chief Executive Officer, was a member of our board as well as an employee, and received no additional compensation for his services as a director. See the section titled "Executive Compensation" for more information about Mr. Indig’s compensation for the fiscal year ended January 31, 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Michael Weintraub(4)	200,000	64,164(5)	65,700(5)	329,864
Edward Cahill(6)	15,942	--	--	15,942
Victor Kats(7)	--	--	--	--
Dusty Lieb(8)	--	--	--	--
Gillian Munson(9)	28,998	250,208(10)	233,212(11)	512,418
Cheryl Pegus, MS., M.P.H.(12)	20,482	250,208(13)	233,212(14)	503,902
Scott Perricelli(15)	19,358	--	--	19,358
Mark Smith, M.D.(16)	37,970	--	--	37,970
Alan Spoon, J.D.(17)	22,500	--	--	22,500
_____________________
(1)The amounts reported represent the prorated annual cash retainer amounts earned by each of our non-employee directors from the date of our initial public offering through the fiscal year ended January 31, 2020 pursuant to our Non-Employee Director Compensation Policy. For Mr. Weintraub, such amount also includes $10,671 that was provided to him in recognition of his contributions for the fiscal year ended January 31, 2020. Additionally, prior to our initial public offering, certain directors had individual compensation arrangements with us and received cash and equity compensation pursuant to such arrangements, as further described below.
(2)The amounts reported represent the grant date fair value of the RSUs granted during fiscal year ended January 31, 2020, as computed in accordance with FASB ASC 718. Such grant value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value are set forth in the notes to our financial statements included in our Annual Report on Form 10-K for fiscal year ended January 31, 2020 filed with the SEC on April 23, 2020. The amounts reported in this column reflect the accounting cost for these awards and does not correspond to the actual economic value that may be received by the director upon vesting, settlement, or sale of any of the underlying shares of our common stock.
(3)The amounts reported represent the aggregate grant date fair value of the stock options awarded to the certain directors during fiscal year ended January 31, 2020, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value are set forth in the notes to our financial statements included in our Annual Report on Form 10-K for fiscal year ended January 31, 2020 filed with the SEC on April 23, 2020. The amounts reported in this column reflect the accounting cost for these awards and does not correspond to the actual economic value that may be received by the director upon exercise of any of the underlying shares of common stock.

(4)As of January 31, 2020, Mr. Weintraub held options to purchase 195,692 shares of our common stock.
(5)Mr. Weintraub was granted an option to purchase 13,653 shares of our common stock and a restricted stock unit award for 6,826 shares in March 2019 under our 2018 Stock Option and Grant Plan, or 2018 Plan. Both equity awards became fully vested on January 17, 2020.
(6)Mr. Cahill did not have any outstanding equity awards as of January 31, 2020.
(7)Mr. Kats did not have any outstanding equity awards as of January 31, 2020.
(8)Mr. Lieb did not have any outstanding equity awards as of January 31, 2020.
(9)Ms. Munson joined our board of directors in May 2019. As of January 31, 2020, Ms. Munson held an option to purchase 42,096 shares of our common stock and 21,048 outstanding RSUs.
(10)Ms. Munson was granted 21,048 restricted stock units in June 2019 under our 2018 Plan. 10,383 restricted stock units shall vest on the one year anniversary of May 9, 2019 and the remaining restricted stock units shall vest in 3 equal annual installments thereafter, in each case subject to Ms. Munson’s continued service to us through each such vesting date. Upon Ms. Munson's continued service to us through a change in control, 100% of the then-unvested RSUs shall vest immediately prior to the change in control.
(11)Ms. Munson was granted an option to purchase 42,096 shares of our common stock in June 2019 under our 2018 Plan. This option shall vest and become exercisable as follows: 20,764 shares on May 9, 2020, 7,110 shares on May 9, 2021, 7,111 shares on May 9, 2022, and 7,111 shares on May 9, 2023, in each case subject to Ms. Munson’s continued service to us through each such vesting date. Upon Ms. Munson's continued service to us through a change in control, 100% of the then-unvested shares subject to the option shall vest immediately prior to the change in control.
(12)Dr. Pegus joined our board of directors in May 2019. As of January 31, 2020, Dr. Pegus held an option to purchase 42,096 shares of our common stock and 21,048 outstanding RSUs.
(13)Dr. Pegus was granted 21,048 restricted stock units in June 2019 under our 2018 Plan. 10,383 of the restricted stock units shall vest on the one year anniversary of May 23, 2019, and the remaining restricted stock units shall vest in 3 equal annual installments thereafter, in each case subject to Dr. Pegus’ continued service to us through each such vesting date. Upon Dr. Pegus' continued service to us through a change in control, 100% of the then-unvested RSUs shall vest immediately prior to the change in control.
(14)Dr. Pegus was granted an option to purchase 42,096 shares of our common stock in June 2019 under our 2018 Plan. This option shall vest and become exercisable as follows: 20,764 shares on May 23, 2020, 7,110 shares on May 23, 2021, 7,111 shares on May 23, 2022, and 7,111 shares on May 23, 2023, in each case subject to Dr. Pegus’ continued service to us through each such vesting date. Upon Dr. Pegus' continued service to us through a change in control, 100% of the then-unvested shares subject to the option shall vest immediately prior to the change in control.
(15)Mr. Perricelli did not have any outstanding equity awards as of January 31, 2020.
(16)As of January 31, 2020, Dr. Smith held options to purchase 84,193 shares of our common stock.
(17)Mr. Spoon resigned from our board of directors in July 2019 in connection with our initial public offering. As of January 31, 2020, Mr. Spoon did not have any outstanding equity awards.
Narrative Disclosure to Non-Employee Director Compensation Table
Below are descriptions of the compensatory agreements with our non-employee directors that were in place during fiscal year ended January 31, 2020 until immediately prior to our initial public offering when the compensation committee implemented the non-employee director compensation policy.
Gillian Munson
In May 2019, Gillian Munson joined our board of directors. As part of Ms. Munson joining our board of directors, we entered into a letter agreement providing her with an annual retainer of $30,000 to be paid quarterly, as well as a stock option to purchase 42,096 shares of our common stock and 21,048 restricted stock units.
Cheryl Pegus, M.D., M.P.H.
In May 2019, Cheryl Pegus, M.D., M.P.H. joined our board of directors. As part of Dr. Pegus joining our board of directors, we entered into a letter agreement providing her with an annual retainer of $30,000 to be paid quarterly, as well as a stock option to purchase 42,096 shares of our common stock and 21,048 restricted stock units.
Mark Smith, M.D.
On September 5, 2018, we entered into a letter agreement with Dr. Smith in connection with his service as an independent director on our board of directors. Such letter agreement provided Dr. Smith with an annual retainer of $30,000 to be paid quarterly as well as a stock option to purchase 84,193 shares of our common stock.
Alan Spoon, J.D.

On October 22, 2018, we entered into a letter agreement with Mr. Spoon in connection with his service as an independent director on our board of directors. Such letter agreement provided Mr. Spoon with an annual retainer of $30,000 to be paid quarterly. Mr. Spoon resigned from his role as a director immediately prior to our initial public offering.
Michael Weintraub
On December 26, 2018, we entered into a Board Chairman Agreement with Michael Weintraub with an effective date of March 12, 2018. Pursuant to such agreement, Mr. Weintraub was eligible to receive $200,000 for his services from the period commencing March 12, 2018 through December 31, 2018, and received an additional $25,000 per month for each successive six month period commencing January 2019. Mr. Weintraub also received a stock option to purchase 56,887 shares of our common stock.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has engaged KPMG LLP (“KPMG”) as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ended January 31, 2021, and we are asking you and other stockholders to ratify this appointment. During the fiscal year ended January 31, 2020, KPMG served as our independent registered public accounting firm.

Although ratification of the appointment of KPMG is not required by our bylaws or otherwise, our Board is submitting the appointment of KPMG to stockholders for ratification as a matter of good corporate governance. A majority of the votes properly cast is required in order to ratify the appointment of KPMG. In the event that a majority of the votes properly cast do not ratify this appointment of KPMG, our audit committee will reconsider whether or not to retain KPMG. Even if the appointment is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the stockholders.

We expect that a representative of KPMG will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. Our audit committee has pre-approved all services performed by the independent registered public accounting firm since the pre-approval policy was adopted prior to our initial public offering.

Audit Fees

The following table sets forth the fees billed or to be billed by KPMG and its affiliates for professional services rendered with respect to the fiscal years ended January 31, 2020 and 2019. All of these services were approved by our audit committee.

Fee Category	Fiscal 2020	Fiscal 2019
Audit Fees(1)	$976,500	$2,522,143
Audit-Related Fees(2)	131,000	—
Tax Fees(3)	126,500	—
All Other Fees(4)	1,780	256,727
Total Fees	$1,235,780	$2,778,870
_______________________
(1)Audit Fees consist of fees for professional services provided in connection with the audit of our financial statements, reviews of our quarterly financial statements and accounting consultations billed as audit services. This category also includes fees for services incurred in connection with our initial public offering and services normally provided by KPMG in connection with statutory and regulatory filings or engagements.
(2)Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees,” including accounting consultations in connection with acquisitions.
(3)Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.
(4)All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data and permissible advisory services in connection with the adoption of Financial Accounting Standards Board Accounting Standards Codification Section (“ASC Topic”) 606.

Recommendation of our Board

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2021.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee is a committee of the Board comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission (“SEC”). The audit committee operates under a written charter approved by our Board, which is available on our website at ir.phreesia.com/about-us/governance-documents. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our financial statements. Our independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of our financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
1.reviewed and discussed the audited financial statements with management and KPMG;
2.discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and
3.received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with KPMG its independence.
Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2020 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the Board:
         Gillian Munson
         Scott Perricelli
         Mark Smith, M.D.
The information contained in this audit and risk committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit and risk committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers, including their ages, as of May 27, 2020.

Name	Age	Positions
Chaim Indig	41	Chief Executive Officer and Director
Thomas Altier	70	Chief Financial Officer
Evan Roberts	41	Chief Operating Officer
Charles Kallenbach	56	General Counsel, Secretary
David Linetsky	40	Senior Vice President, Life Sciences
Amy Beth VanDuyn	47	Senior Vice President, Human Resources
Executive Officers
Please refer to “Proposal One: Election of Directors” for Mr. Indig’s biography.
Thomas Altier has served as our Chief Financial Officer since December 2012. Prior to joining the Company, Mr. Altier served as Chief Financial Officer at Perceptive Pixel, Inc., which was acquired by Microsoft Corporation in 2012. Prior to joining Perceptive Pixel, Inc., Mr. Altier served as Chief Financial Officer of Cybershift, Inc., a private software management company, from 2000 to 2011. Mr. Altier received his B.A. degree in History from Columbia University in New York, New York and an M.B.A. in Accounting from Columbia Business School in New York, New York. Mr. Altier is also a C.P.A.
Evan Roberts has served as our Chief Operating Officer since January 2019. Mr. Roberts previously served as Vice President of Customer Solutions from January 2012 until January 2019, and as our Chief Technology Officer from inception in January 2005 until January 2012. Prior to co-founding Phreesia, Mr. Roberts was a senior sales engineer at Spotfire, Inc., where he successfully led the introduction of the analytics software company into the pharmaceutical marketing space. Mr. Roberts received his B.S. degree in Computer Engineering from Tufts University in Boston, Massachusetts.
Charles Kallenbach, J.D. has served as our General Counsel and Secretary since October 2016. Prior to the Company, Mr. Kallenbach served as General Counsel and Chief Legal Officer at Heartland Payment Systems, Inc., which was acquired by Global Payments, Inc., from January 2007 until April 2016. Mr. Kallenbach began his legal career at Jones Day and Swidler Berlin Shereff Friedman LLP. Mr. Kallenbach received his J.D. from New York University School of Law in New York, New York and his B.A. degree in History from the University of Pennsylvania in Philadelphia, Pennsylvania.
David Linetsky has served as our Senior Vice President, Life Sciences since March 2019. He previously served as our Vice President, Analytics and Insights from July 2018 to March 2019, our Vice President, Finance and Analytics from January 2015 to July 2018, our Director of Analytics from January 2013 to December 2014 and our Senior Mathematician from 2008 to 2012. Prior to 2008, Mr. Linetsky served as an intern and consultant to Phreesia from 2005 to 2008. Mr. Linetsky received his B.S. degree in Mathematics from the University of Alberta in Edmonton, Alberta, Canada and his M.Phil. degree in Mathematics and Logic from the Graduate Center of the City University of New York in New York, New York, where he was also a Ph.D. candidate in Mathematics and Logic.
Amy Beth VanDuyn has served as our Senior Vice President of Human Resources since March 2019. She previously served as our Vice President of Human Resources from April 2010 until March 2019. Prior to Phreesia, Ms. VanDuyn worked in human resource leadership roles across many industries including software-as-a-service, hospitality, and public relations. Ms. VanDuyn received her B.A. degree in Hospitality Business from Michigan State University in East Lansing, Michigan.

EXECUTIVE COMPENSATION
Overview
Our compensation programs are designed to:
•attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success;
•provide compensation packages to our executives that are fair and competitive and reward high performance and the achievement of our business objectives and effectively align their interests with those of our stockholders; and
•effectively align our executives' interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
Our compensation committee is responsible for the compensation programs for our executive officers and reports to our board on its discussions, decisions, and other actions. Our Chief Executive Officer makes compensation recommendations to our compensation committee for each of our executive officers, other than with respect to his own compensation. These recommendations cover each executive officer’s total target direct compensation, consisting of base salary and short-term and long-term compensation, including equity incentives. In making these recommendations, our Chief Executive Officer considers a variety of factors, including our results, the executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals, as well as the relative compensation among all of our executive officers. Our compensation committee reviews the recommendations of our Chief Executive Officer and other data, including compensation survey data and publicly-available data of our peers. Our compensation committee then determines the target total direct compensation, and each element thereof, for each of our executive officers, including our Chief Executive Officer. While our Chief Executive Officer attends certain meetings of our compensation committee, our compensation committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters as well.
Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year ended January 31, 2020, the compensation committee continued to retain FW Cook, Inc. to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The compensation committee engaged FW Cook, Inc. to, among other things, assist in developing a group of peer companies to help us determine overall compensation for our executive officers, as well as to assess each separate element of compensation. The goal was to ensure that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and aligned with our business and executive talent requirements. We do not believe the retention of, and the work performed by, FW Cook, Inc. creates any conflict of interest because FW Cook performs no other work for the Company besides advising the compensation committee.
The compensation provided to our named executive officers for the fiscal year ended January 31, 2020 is set forth in the Summary Compensation Table below and the accompanying footnotes and narrative that follow this section.
Our named executive officers for the fiscal year ended January 31, 2020, which consisted of our principal executive officer and our two most highly compensated executive officers other than our principal executive officer, were:
•Chaim Indig, our Chief Executive Officer;
•Thomas Altier, our Chief Financial Officer; and
•Evan Roberts, our Chief Operating Officer.
Our executive compensation program is based on a pay for performance philosophy. Compensation for our executive officers is composed primarily of the following main components: base salary, incentive compensation and equity incentives in the form of stock options and RSUs. Our executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans. As we continue to transition from a private company to a publicly-traded company, we intend to evaluate our compensation philosophy and compensation plans and arrangements as circumstances require.

Fiscal 2020 Summary Compensation Table

The following table provides information regarding the total compensation, for services rendered in all capacities, that was earned by our named executive officers during the fiscal year ended January 31, 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Total ($)
Chaim Indig, Chief Executive Officer	2020	345,833	7,588,699	2,463,747	76,165	10,474,444
	2019	300,000	—	—	210,249	510,249
Thomas Altier, Chief Financial Officer	2020	275,000	2,054,670	109,500	85,949	2,525,119
	2019	275,000	—	—	105,124	380,124
Evan Roberts, Chief Operating Officer	2020	275,000	3,154,678	109,500	83,031	3,622,209
	2019	275,000	—	—	105,124	380,124
_______________________
(1)The amounts reported represent the aggregate grant date fair value of the RSUs awarded to our named executive officers during fiscal year ended January 31, 2020, as computed in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the notes to our financial statements included in our Annual Report on Form 10-K for fiscal year ended January 31, 2020 filed with the SEC on April 23, 2020. The amounts reported in this column reflect the accounting cost for the RSUs and do not correspond to the actual economic value that may be received by the named executive officer upon vesting, settlement or sale of any of the underlying shares of our common stock.
(2)The amounts reported for fiscal year ended January 31, 2020 also include the aggregate grant date value of RSUs granted on August 5, 2019 to each named executive officer who elected to receive all or a portion of the second payment for his target annual cash incentive compensation under our Senior Executive Cash Incentive Bonus Plan for fiscal year ended January 31, 2020 in the form of RSUs instead of cash. Messrs. Indig, Altier, and Roberts each elected to receive 100%, 50%, and 50%, respectively, of the second payment of their target annual incentive compensation in the form of RSUs. Such amount that each officer elected to receive in RSUs instead of cash equates to $147,000, $38,500, and $38,500, respectively, of their target annual incentive compensation for Messrs. Indig, Altier, and Roberts. The amounts reported in the table are based upon the grant date fair value of such awards assuming probable achievement. The grant date fair value of the awards at the maximum level of achievement is as follows: Mr. Indig, $293,956; Mr. Altier, $76,981; and Mr. Roberts, $76,891. The amounts reported in the table are based on target, converting such dollar amount into a number of RSUs based on the closing price of our common stock, as reported on NYSE, of $26.44 per share on the grant date. In April 2020, our compensation committee determined that each officer achieved 124% of their applicable target bonus, and as such, an equivalent number of RSUs for such August 2019 awards based on 124% achievement of target were deemed earned and vested as of April 24, 2020. The remaining unvested RSUs shall immediately be forfeited upon the compensation committee’s final determination as to each named executive officer’s earned bonus for fiscal year ended January 31, 2020.
(3)The amounts reported represent the aggregate grant date fair value of the stock options awarded to the named executive officer during the fiscal year ended January 31, 2020 as computed in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 filed with the SEC on April 23, 2020. The amounts reported in this column reflect the accounting costs for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon exercise of the stock options.

(4)The amounts reported represent the bonuses paid in cash earned by the named executive officer during fiscal year ended January 31, 2020, based upon the achievement of certain individual and company metrics pursuant to the terms and conditions of our Senior Executive Cash Incentive Bonus Plan.
Narrative to Summary Compensation Table
Base Salaries
We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. During fiscal year ended January 31, 2020, the annual base salaries for each of Messrs. Indig, Altier and Roberts were originally $300,000 but increased to $350,000 as of March 1, 2019, $275,000 and $275,000, respectively. In November 2019, the compensation committee approved salary adjustments effective February 1, 2020 for Messrs. Indig, Altier and Roberts to be $425,000, $325,000 and $325,000, respectively.
Bonuses
Our executive officers, including our named executive officers, are eligible for bonuses pursuant to our Senior Executive Cash Incentive Bonus Plan, which provides for a bi-annual bonus payout based upon achievement of company performance targets, including total revenue, operating cash flow, average number of provider clients, ,and average revenue per provider client as well as other financial performance targets, as determined by our compensation committee. 30% of the bonus is based on results for the first half of our fiscal year and the remaining 70% is based on results for the full fiscal year. In August 2019, each named executive officer elected to receive all or part of the remaining 70% of the bonus in the form of RSUs instead of cash. These bonus RSUs for which earnout was tied to our fiscal 2020 bonus goals appear in the Summary Compensation Table under the "Stock Awards" column because such RSUs were granted at the time the goals were set, with earnout tied to goal achievement. The bonus targets for Messrs. Indig, Altier, and Roberts for the fiscal year ended January 31, 2020 were 60%, 40%, and 40% of their respective base salaries, respectively. In April 2020, our compensation committee determined that each officer achieved 102.3% of their applicable bonus target. In November 2019, the compensation committee approved target bonus adjustments effective February 1, 2020 for Messrs. Indig, Altier and Roberts to be 100%, 69% and 69% of their respective base salaries.
Equity Compensation
Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them. During the year ended January 31, 2020, we granted restricted stock units and options to purchase shares of our common stock to our named executive officers, as described in more detail in the "Outstanding Equity Awards at Fiscal 2020 Year-End" table. Vesting for RSUs provided to our named executive officers is as follows: 10% of RSUs vest on the first anniversary of the grant, 20% of the RSUs vest on the second anniversary of the grant, 30% of the RSUs vest on the third anniversary of the grant, and 40% of the RSUs vest on the fourth anniversary of the grant, subject to the named executive officer remaining continuously employed with us through each applicable vesting date. As described in further detail above, these amounts are particularly high for 2020 as they are inclusive of two annual grants due to the shift in our annual grant timing, and are also inclusive of the RSUs granted in lieu of annual cash bonus compensation.
Our compensation committee has also adopted an “Equity Award Grant Policy.” Under this policy, we generally grant equity awards on a regularly scheduled basis to enhance the effectiveness of our internal control over our equity award grant process. Pursuant to the Equity Award Grant Policy, our compensation committee has delegated certain limited authority to an equity committee, made up of our Chief Executive Officer, Chief Financial Officer and Senior Vice President, Human Recourses to grant routine new hire or promotion equity awards to employees within equity guidelines reviewed and approved from time to time by our compensation committee and subject to other limitations and requirements. The equity committee may not grant equity awards to its members, to employees who are subject to the reporting and other provisions of Section 16 of the Exchange Act, or to employees that report to our CEO. Grants of equity awards are generally made monthly and will be effective on the date such grant is approved by our compensation committee or equity committee, as applicable.

Health and Welfare Benefits
Our named executive officers are eligible to participate in all of our employee benefit plans offered to employees, including our medical, dental, life and disability insurance plans, in each case on the same basis as other employees of the same status.
Perquisites and Personal Benefits
We generally do not provide perquisites or personal benefits to our named executive officers.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Section 401(a) of the Code.
Executive Employment Arrangements
In connection with our initial public offering in July 2019, we entered into amended and restated employment agreements with our named executive officers. Each amended and restated employment agreement provides for at will employment and sets forth each executive’s base salary, annual target bonus amount, and eligibility to participate in our employee benefits plans. Each named executive officer remains subject to our standard employment, confidential information and invention assignment agreement.
Each agreement also provides that, in the event the executive’s employment is terminated by us without “cause” (as defined in the agreement) outside of a “change in control” (as defined in the agreement), then subject to the execution and effectiveness of a separation agreement and a general release of claims in our favor, the executive is entitled to receive (i) continuation of the executive’s base salary for six months (twelve months for Messrs. Indig and Roberts), and (ii) subject to the executive’s copayment of premium amounts at the applicable active employee’s rate and the executive’s proper election to receive benefits under COBRA, a monthly payment equal to the monthly employer contribution that we would have made to provide health insurance to the executive if the executive had remained employed by us until the earlier of six months (twelve months for Messrs. Indig and Roberts) following the date of termination, the executive’s eligibility for group medical plan benefits under another employer’s group medical plan, or the executive’s continuation rights under COBRA terminates.
Each agreement also provides that, in the event the executive is terminated without cause or for “good reason” (as defined in the agreement) within 24 months following a change in control, then subject to the execution and effectiveness of a separation agreement and a general release of claims in our favor, the executive is entitled to receive (i) an amount equal to 12 months base salary (eighteen months for Messrs. Indig and Roberts) plus the pro rata portion of the executive’s target bonus through the termination date, (ii) acceleration of all time-based options and time-based stock awards, and (iii) subject to the executive’s copayment of premium amounts at the applicable active employee’s rate and the executive’s proper election to receive benefits under COBRA, a monthly payment equal to the monthly employer contribution that we would have made to provide health insurance to the executive if the executive had remained employed by us until the earlier of twelve months (eighteen months for Messrs. Indig and Roberts) following the date of termination, the executive’s eligibility for group medical plan benefits under another employer’s group medical plan, or the executive’s continuation rights under COBRA terminates.

Outstanding Equity Awards at Fiscal 2020 Year-End Table

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of January 31, 2020:

		Option Awards(1)				Stock Awards(2)
								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
		Number of securities underlying unexercised options				Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(3)
Name	Grant date	exercisable (#)	unexercisable (#)	Option exercise price ($)	Option expiration date
Chaim Indig	8/20/2013	227,550(4)	--	0.84	8/19/2023	--	--	--	--
	12/19/2014	455,100(4)	--	2.03	12/18/2024	--	--	--	--
	1/31/2018	113,775(5)(6)	113,775	4.71	1/30/2028	--	--	--	--
	3/27/2019	127,996(7)(8)	383,991	8.03	3/26/2029	--	--	--	--
	3/27/2019	--	--	--	--	230,394(8)(9)	7,142,214	--	--
	8/5/2019	--	--	--	--	--	--	5,472 (8)(10)	169,632
	1/15/2020	--	--	--	--	192,307(8)(11)	5,961,517	--	--
Thomas Altier	4/3/2013	115,343(4)	--	0.84	4/2/2023	--	--	--	--
	8/20/2013	45,510(4)	--	0.84	8/19/2023	--	--	--	--
	12/19/2014	113,775(4)	--	2.03	12/18/2024	--	--	--	--
	1/31/2018	11,377(5)(6)	11,378	4.71	1/30/2028	--	--	--	--
	3/27/2019	5,688(7)(8)	17,067	8.03	3/26/2029	--	--	--	--
	3/27/2019	--	--	--	--	10,239(8)(9)	317,409	--	--
	8/5/2019	--	--	--	--	--	--	1,433 (8)(10)	44,423
	1/15/2020	--	--	--	--	73,076(8)(11)	2,265,356	--	--
Evan Roberts	8/20/2013	223,750(4)	--	0.84	8/19/2023	--	--	--	--
	12/19/2024	108,330(4)	--	2.03	12/18/2024	--	--	--	--
	1/31/2018	22,755(5)(6)	22,755	4.71	1/30/2028	--	--	--	--
	3/27/2019	5,688(7)(8)	17,067	8.03	3/26/2029	--	--	--	--
	3/27/2019	--	--	--	--	10,239(8)(9)	317,409	--	--
	8/5/2019	--	--	--	--	--	--	1,433 (8)(10)	44,423
	1/15/2020	--	--	--	--	115,384(8)(11)	3,576,904	--	--

_______________________
(1)Stock options granted prior to 2018 were granted pursuant to our 2006 Stock Option and Grant Plan, as amended. Stock options granted in 2018 through July 2019 were granted pursuant to our 2018 Plan.
(2)RSUs granted prior to July 2019 were granted pursuant to our 2018 Plan and RSUs granted after July 2019 were granted pursuant to our 2019 Plan.
(3)This column represents the market value of the shares underlying the RSUs as of January 31, 2020, based on the closing price of our common stock, as reported on the NYSE, of $31 per share on January 31, 2020.
(4)The shares subject to the stock option are fully vested.
(5)25% of the shares subject to the stock option vested on January 31, 2019, with the balance vesting in 36 equal monthly installments thereafter, provided that in each case the named executive officer remains continuously employed with us through each applicable vesting date.

(6)Subject to the named executive officer’s continued service to us through the consummation of a “sale event” (as defined in the 2018 Plan), 50% of the then-unvested shares subject to the stock option shall vest and become exercisable immediately prior to the consummation of such sale event. Additionally, in the event the stock option is assumed or continued by us or a successor entity upon a sale event, and if the named executive officer’s employment is terminated without “cause” or with “good reason” within 12 months of such sale event, 100% of the then-unvested shares subject to the stock option shall vest and become exercisable as of the named executive officer’s termination date.
(7)The shares subject to the stock option vest in 4 equal annual installments, commencing January 17, 2020, provided that in each case the named executive officer remains continuously employed with us through each applicable vesting date.
(8)In the event the named executive officer’s employment is terminated without “cause” or with “good reason” within 24 months of a change in control, 100% of the then-unvested shares subject to the award shall vest and, if applicable, become exercisable as of the named executive officer’s termination date.
(9)10% of the RSUs vested on January 17, 2020, 20% of the RSUs shall vest on January 17, 2021, 30% of the RSUs shall vest on January 17, 2022 and 40% of the RSUs shall vest on January 17, 2023, subject to the named executive officer remaining continuously employed with us through each applicable vesting date.
(10)Represents the target number of RSUs that are eligible to vest for fiscal year ended January 31, 2020 upon achievement of performance conditions under the Senior Executive Cash Incentive Bonus Plan. On April 24, 2020, the compensation committee determined that such target RSUs vested.
(11)10% of the RSUs shall vest on January 15, 2021, 20% of the RSUs shall vest on January 15, 2022, 30% of the RSUs shall vest on January 15, 2023 and 40% of the RSUs shall vest on January 15, 2024, subject to the named executive officer remaining continuously employed with us through each applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	$7,039,007	$5.52	2,985,433
Equity compensation plans not approved by stockholders	—	—	—
Total
_______________________
(1)Includes the following plans: our Amended and Restated 2006 Stock Option and Grant Plan, our 2018 Stock Option and Grant Plan, our 2018 Stock Option and Grant Plan, our 2019 Stock Option and Grant Plan and our Employee Stock Purchase Plan ("ESPP").

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information available to us with respect to the beneficial ownership of our capital stock as of May 1, 2020, for:
1.each of our named executive officers for fiscal 2020;
2.each of our directors;
3.all of our current directors and executive officers as a group; and
4.each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of percentage ownership of our common stock on 37,602,192 shares of our common stock outstanding on May 1, 2020. We have deemed shares of our capital stock subject to stock options that are currently exercisable or exercisable within 60 days of May 1, 2020 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We have deemed shares of our capital stock subject to restricted stock units, or RSUs, for which the service condition has been satisfied or would be satisfied within 60 days of May 1, 2020 to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options or RSUs outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Phreesia, Inc., 432 Park Avenue South, 12th Floor, New York, New York 10016.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
HLM Venture Partners II, L.P.(1)	2,016,938	5.36%
FMR LLC(2)	2,025,666	5.39%
Entities associated with Polaris Venture Partners(3)	3,214,092	8.55%
Entities Associated with LLR Equity Partners(4)	3,777,398	10.05%
Named Executive Officers and Directors:
Chaim Indig(5)	1,355,610	3.54%
Thomas Altier(6)	326,622	*
Evan Roberts(7)	879,683	2.32%
Michael Weintraub(8)	294,177	*
Edward Cahill(1)	2,016,938	5.36%
Mark Smith, M.D.(9)	52,194	*
Scott Perricelli(4)	3,777,398	10.05%
Gillian Munson(10)	31,137	*
Cheryl Pegus, M.D., M.P.H(11)	1,712,586	4.55%
All executive officers and directors as a group (12 persons)(12)	10,873,438	28.20%
______________________
* Represents less than one percent (1%).
(1)This information is as of December 31, 2019 and is based solely on a Schedule 13G filed by HLM Venture Partners II, L.P., HLM Venture Associates II, L.L.C., Edward L. Cahill and Peter J. Grua with the SEC on February 13, 2020. Consists of 2,016,938 shares of common stock held by HLM Venture Partners II, L.P. HLM Venture Associates II, L.L.C. is the general partner of HLM Venture Partners II, L.P. Edward L. Cahill, one of

our directors, and Peter J. Grua are the managing members of HLM Venture Associates II, L.L.C. and exercise shared voting, investment and dispositive rights with respect to the shares of stock held by HLM Venture Partners II, L.P. Each of the foregoing managing members may be deemed a beneficial owner of the reported shares but each disclaims beneficial ownership except to the extent of any indirect pecuniary interest therein. The mailing address of HLM Venture Partners II, L.P. is 116 Huntington Avenue, 9th Floor, Boston, MA 02116.
(2)This information is as of December 31, 2019 and is based solely on a Schedule 13G filed by FMR LLC with the SEC on February 7, 2020. Consists of 2,025,666 shares of common stock held by FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The mailing address of FMR LLC is 200 Seaport Blvd. V12E, Boston, Massachusetts 02210.
(3)This information is as of December 31, 2019 and is based solely on a Schedule 13G filed by Polaris Venture Partners V, L.P. (“PVP V”), Polaris Venture Partners Entrepreneurs’ Fund V, L.P. (“PVPEF V”), Polaris Venture Partners Founders’ Fund V, L.P. (“PVPFF V”), Polaris Venture Partners Special Founders’ Fund V, L.P. (“PVPSFF V,” and together with PVP V, PVPEF V and PVPFF V, the “Polaris Funds”), Polaris Venture Management Co V, L.L.C. (“PVM”), Jonathan A. Flint and Terrance G. McGuire with the SEC on February 12, 2020. Consists of (i) 3,101,386 shares of common stock held by PVP V; (ii) 60,446 shares of common stock held by PVPEF V; (iii) 21,245 shares of common stock held by PVPFF V; and (iv) 31,015 shares of common stock held by PVPSFF V. PVM is the general partner of each of the Polaris Funds and may be deemed to have sole voting and dispositive power with respect to the shares held by each of the Polaris Funds. Each of Jonathan A. Flint and Terrance G. McGuire are the managing members of PVM, and Mr. Spoon, one of our former directors, holds a membership interest in PVM. Each of Messrs. Flint, McGuire and Spoon, in their respective capacities with respect to PVM V, may be deemed to have shared voting and dispositive power with respect to the shares held by the Polaris Funds. Each of the individuals and entities listed above expressly disclaims beneficial interest of the shares held by the Polaris Funds, except to the extent of their respective pecuniary interests therein, if any. The mailing address of the individuals and entities listed above is One Marina Park Drive, 10th Floor, Boston, MA 02210.
(4)This information is as of December 31, 2019 and is based solely on a Schedule 13G filed by LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P. with the SEC on February 14, 2020. Consists of (i) 3,618,234 shares of common stock held by LLR Equity Partners IV, L.P. and (ii) 159,164 shares of common stock held by LLR Equity Partners Parallel IV, L.P. LLR Capital IV, LLC is the general partner of LLR Capital IV, L.P., which is the general partner of each of LLR Equity Partners Parallel IV, L.P. and LLR Equity Partners IV, L.P. LLR Capital IV, LLC exercises voting and investment power over the shares held by each of these entities and may be deemed to have beneficial ownership of these shares. With respect to the shares held by the LLR Equity Partners Parallel IV, L.P. and LLR Equity Partners IV, L.P., a group of individuals currently composed of Mitchell Hollin, Seth Lehr, Ira Lubert, Howard Ross, David Reuter, and Scott Perricelli, one of our directors, none of whom have individual voting or investment power, exercise voting and investment power over the shares beneficially owned by LLR Capital IV, LLC and each of the funds mentioned above. Each of Messrs. Hollin, Lehr, Lubert, Ross, Reuter, and Perricelli disclaims beneficial ownership of the shares held by LLR Equity Partners Parallel IV, L.P. and LLR Equity Partners IV, L.P, except to the extent of their respective pecuniary interests therein. The mailing address of LLR Equity Partners is 2929 Walnut Street Suite 1530 Philadelphia, PA 19104.
(5)Consists of (i) 691,286 shares of common stock and (ii) 664,324 shares of common stock underlying stock options exercisable within 60 days of May 1, 2020.

(6)Consists of (i) 78,335 shares of common stock and (ii) 248,287 shares of common stock underlying stock options exercisable within 60 days of May 1, 2020.
(7)Consists of (i) 589,420 shares of common stock and (ii) 290,263 shares of common stock underlying stock options exercisable within 60 days of May 1, 2020.
(8)Consists of (i) 158,374 shares of common stock and (ii) 135,803 shares of common stock underlying stock options exercisable within 60 days of May 1, 2020.
(9)Consists of 52,194 shares of common stock underlying stock options exercisable within 60 days of May 1, 2020.
(10)Consists of (i) 20,764 shares of common stock underlying stock options exercisable within 60 days of May 1, 2020 and (ii) 10,383 shares of common stock issuable pursuant to RSUs that will vest and settle within 60 days of May 1, 2020.
(11)Consists of (i) as of December 17, 2019 and based solely on a Form 4 filed by Ms. Pegus with the SEC on December 18, 2019, 1,681,439 shares of common stock held by Echo Health Ventures LLC, (ii) 20,764 shares of common stock underlying stock options exercisable within 60 days of May 1, 2020 and (iii) 10,383 shares of common stock issuable pursuant to RSUs that will vest and settle within 60 days of May 1 ,2020. Echo Health Ventures LLC is a joint venture between Cascadia Echo Holdings Company, LLC and Mosaic Health Solutions, LLC (each, a “EHV Member”). Cascadia Echo Holdings LLC is a subsidiary of Cambia Health Solutions, LLC. Mosaic Health Solutions is a subsidiary of Blue Cross Blue Shield of North Carolina. Decisions regarding liquidation of investment positions and additional investments are made by unanimous vote of the EHV Members with regard to the investment by Echo Health Ventures LLC in our company. Other voting decisions for the Echo Health Ventures LLC investment in our company are made by a four-vote majority of the Board of Directors of Echo Health Ventures LLC. The members of the Board of Directors are Mark Ganz, Patrick Conway, Luis Machuca, Michael Koppel, Roberta Bowman, and Jeffrey Barber. Ms. Pegus is the Chief Medical Officer and Senior Vice President of Cambia Health Solutions, LLC, although she has no ability to influence the voting or investment decisions thereof. Each of the individuals and entities listed above expressly disclaims beneficial interest of the shares listed above except to the extent of any pecuniary interest therein. The mailing address of Echo Health Ventures LLC is 100 SW Market Street, M/S WW3-30 Portland, OR 97201.
(12)Consists of (i) 9,068,023 shares of common stock, (ii) 1,784,649 shares of common stock underlying stock options exercisable within 60 days of May 1, 2020 and (iii) 20,766 shares of common stock issuable pursuant to RSUs that will vest and settle within 60 days of May 1, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled "Executive Compensation" the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:
1.we have been or are to be a participant;
2.the amount involved exceeded or exceeds $120,000; and
3.any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Participation in Our IPO
On July 22, 2019, certain of our holders of more than 5% of our capital stock as well as certain of our executive officers and members of our Board and as applicable, their affiliates, sold shares of common stock in our initial public offering, or IPO. The shares were sold at a public offering price of $18.00 per share and on the same terms as the other selling stockholders. The following table sets forth the aggregate number of shares of common stock that these related parties sold in our IPO and the total proceeds received net of underwriting discounts and commissions:

Stockholder	Shares of Common Stock Sold	Total Sales Price
HLM Venture Partners II, L.P.(1)	540,229	$9,043,433
BlueCross BlueShield Venture Partners, L.P.	243,112	$4,069,695
Entities Associated with Polaris Venture Partners(2)	396,799	$6,642,415
CHV II, L.P.(3)	335,767	$5,620,740
Entities Associated with VantagePoint Capital Partners	220,507	$3,691,287
Echo Health Ventures LLC(4)	280,689	$4,698,734
Entities Associated with LLR Equity Partners(5)	743,388	$12,444,315
(1)Edward Cahill, a member of our Board, is affiliated with HLM Venture Partners II, L.P.
(2)Alan Spoon, a former member of our Board, is affiliated with entities associated with Polaris Venture Partners.
(3)Victor Kats, a former member of our Board, is affiliated with CHV II, L.P.
(4)Cheryl Pegus, M.D., M.P.H., a member of our Board, is affiliated with Echo Health Ventures LLC.
(5)Scott Perricelli, a member of our Board, is affiliated with entities associated with LLR Equity Partners.
Participation in Our Follow-On
On December 17, 2019, certain of our holders of more than 5% of our capital stock as well as certain of our executive officers and members of our Board and as applicable, their affiliates, sold shares of common stock in our follow-on offering, or Follow-On. The shares were sold at a public offering price of $26.00 per share and on the same terms as the other selling stockholders. The following table sets forth the aggregate number of shares of common stock that these related parties sold in our Follow-On and the total proceeds received net of underwriting discounts and commissions:

Stockholder	Shares of Common Stock Sold	Total Sales Price
HLM Venture Partners II, L.P.(1)	2,181,577	$53,402,823
BlueCross BlueShield Venture Partners, L.P.	981,746	$24,032,160
Entities Associated with Polaris Venture Partners	357,121	$8,741,965
CHV II, L.P.	1,355,904	$33,191,174
Echo Health Ventures LLC(2)	500,000	$12,239,500
Entities Associated with LLR Equity Partners(3)	2,000,000	$48,958,000
(1)Edward Cahill, a member of our Board, is affiliated with HLM Venture Partners II, L.P.
(2)Cheryl Pegus, M.D., M.P.H., a member of our Board, is affiliated with Echo Health Ventures LLC.
(3)Scott Perricelli, a member of our Board, is affiliated with entities associated with LLR Equity Partners.

Commercial agreements with related parties
Master software license and services agreement with Ascension Health
In March 2015, we entered into a master software license and services agreement with Ascension Health Resource and Supply Management Group, LLC, or Ascension Health. Pursuant to the agreement, we have granted to Ascension Health a non-exclusive, non-transferable license to use and access our platform software enabling automated patient intake. We also offer our hardware and support services under the agreement. This agreement was extended from March 31, 2015 until September 30, 2018 and from September 30, 2019 until September 30, 2022 and may be extended for two optional, one-year renewals upon the mutual agreement of us and Ascension Health. For the year ended January 31, 2020, our revenue from this master software license and services agreement totaled approximately $5.3 million.
Victor Kats, one of our former directors, is a Managing Director at Ascension Ventures II, LLC, which is an affiliate of Ascension Health. Ascension Ventures II, LLC is the General Partner of CHV II LP, which was a holder of more than 5% of our capital stock at the time of the transaction. We believe that the terms obtained and consideration received in connection with the software license and service agreement are comparable to terms available and the amounts we would have exchanged in an arm’s length transaction.
Investor rights agreement
We are party to a fifth amended and restated investor rights agreement dated as of October 27, 2017, or the investor rights agreement, with certain holders of our preferred stock, including our 5% stockholders and entities affiliated with our directors, and certain holders of our common stock. The investor rights agreement provides that these holders have the right, following the completion of our initial public offering, or IPO, to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.
Employment agreements
We have entered into employment agreements with our named executive officers. For more information regarding the agreements with our named executive officers, see “Executive compensation—Employment arrangements with our named executive officers.”
Board chairman agreement
We entered into a Board Chairman Agreement with Michael Weintraub, the chairman of our board of directors. Pursuant to the agreement, Mr. Weintraub agreed to perform advisory and related services to and for us in his capacity as chairman. The effective date of the Board Chairman Agreement is March 12, 2018. Mr. Weintraub’s services commenced as of the effective date. See the section titled “Director compensation” for information regarding compensation paid to Mr. Weintraub pursuant to the Board Chairman Agreement.
Director and executive officer compensation
See the sections titled “Executive compensation” and “Director compensation” for information regarding compensation of our directors and named executive officers.
Indemnification of Officers and Directors
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Policies and Procedures for Related Party Transactions
Our audit committee charter provides that our audit committee has the primary responsibility for reviewing and approving or disapproving "related party transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.
Certain of the transactions described above were entered into prior to the adoption of this policy. Accordingly, such transactions were approved by disinterested members of our Board after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party. Any related party transactions entered into after we adopted this policy were approved by our audit committee after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for fiscal 2020, all required reports were filed on a timely basis under Section 16(a), with the exception of the following:
1.A late Form 4 report was filed for David Linetsky on January 10, 2020 to report the exercise of 3,413 shares of common stock underlying a stock option and the subsequent sale of such shares, each of which occurred on December 30, 2019.
2.Late Form 4 reports were filed with respect to the reporting of restricted stock units, or RSUs, awarded to certain officers as follows:

Name	Number of RSUs	Transaction Date	Date Reported on Form 4
Evan Roberts	115,384	January 15, 2020	January 23, 2020
David Linetsky	69,230	January 15, 2020	January 23, 2020
Amy Beth VanDuyn	30,769	January 15, 2020	January 23, 2020
Chaim Indig	192,307	January 15, 2020	January 23, 2020
Charles Kallenbach	38,461	January 15, 2020	January 23, 2020
Thomas Altier	73,076	January 15, 2020	January 23, 2020
Daniel Nathan	46,153	January 15, 2020	January 23, 2020
Michael Davidoff	46,153	January 15, 2020	January 23, 2020
Stockholders Sharing the Same Address
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other nominee. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Phreesia, Inc., 432 Park Avenue South, 12th Floor, New York, New York 10016 or by emailing a request to Legal@phreesia.com. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other nominee or sending a written request to Phreesia, Inc. at the address above or by emailing a request to Legal@phreesia.com.
2020 Annual Report and SEC Filings
Our financial statements for the year ended January 31, 2020 are included in our 2020 Annual Report on Form 10-K, or Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our 2020 Annual Report and this Proxy Statement are posted on our website at ir.phreesia.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Phreesia, Inc., 432 Park Avenue South, 12th Floor, New York, New York 10016.
*   *   *

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

THE BOARD OF DIRECTORS
New York, NY
May 27, 2020